Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Guideline, Inc. hereby severally constitute and appoint each of David Walke and Peter M. Stone as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ Regina Paolillo Regina Paolillo	Director	April 28, 2006
/s/ Brian Ruder Brian Ruder	Director	April 28, 2006